UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

Premier Exhibitions, Inc.
 (Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 900, Atlanta, GA	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 842-2600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2009, the Board of Directors of Premier Exhibitions, Inc. (the “Company) appointed Robert A. Brandon, age 58, as its General Counsel and Vice President of Business Affairs.  Additionally, Mr. Brandon will continue serving as Secretary of the Company.  Mr. Brandon joined the Company as Deputy General Counsel in June 2008.    In 1984, Mr. Brandon began his legal career with Proskauer Rose, L.P. where he was a corporate associate. From 1988 to 2007, Mr. Brandon worked in the Legal Department at Madison Square Garden, L.P., functioning as Senior Vice President – Legal and Business Affairs for his last ten years there, with duties that included oversight of all legal work for the Booking, Concert Promotion and Theatrical Divisions of Madison Square Garden and Radio City Music Hall. Thereafter, he was a self-employed legal consultant for clients in the entertainment and media industries until joining the Company.  Mr. Brandon has a bachelor of arts degree from Colgate University and a JD from Brooklyn Law School. Mr. Brandon’s compensation package and any equity award in connection with his new position at the Company will be developed and approved by the Company’s Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
By:	/s/ John A. Stone

John A. Stone Chief Financial Officer

Date: October 30, 2009